Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of August 3, 2005, is made by and among SSA Global Technologies, Inc., a Delaware corporation (“Parent”), and the Stockholders Listed on Schedule 1 attached hereto (each individually a “Stockholder” and collectively the “Stockholders”).

WITNESSETH:

WHEREAS, immediately prior to the execution of this Agreement, Parent, SSA-E Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), SSA-E Acquisition Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”), and E.piphany, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to consummate the Asset Purchase (as defined in the Merger Agreement) and to merge Sub with and into the Company (the “Merger”); and

WHEREAS, each Stockholder owns the number of shares of common stock, $0.0001 par value per share, of the Company (the “Company Common Stock”) set forth opposite such Stockholder’s name on Schedule 1 hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, including any shares of capital stock issued upon the exercise of any warrants or options, the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as inducement and a condition to entering into the Merger Agreement, Parent has required Stockholders to agree, and Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.               Certain Definitions.  In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.  For purposes of this Agreement:

(a)           “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

Section 2.               Representations and Warranties of Stockholder.  Each Stockholder represents and warrants severally, but not jointly, to Parent as follows:

(a)           Ownership of Shares.  Such Stockholder is a record owner and Beneficial Owner of the Subject Shares set forth opposite such Stockholder’s name on Schedule 1.  On the date hereof, the Subject Shares (including the options set forth opposite such Stockholder’s name on Schedule 1) constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by such Stockholder.  There are no outstanding options or other rights to acquire from such Stockholder or obligations of such Stockholder to sell or to acquire, any shares of the Company Common Stock.  With respect to the shares of Company Common Stock held by it, each Stockholder has voting power and power to issue instructions with respect to the matters set forth in Sections 4 and 5 hereof, power of disposition, power of conversion, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b)           Power; Binding Agreement.  Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder’s obligations under this Agreement.  This Agreement has been duly and validly executed and delivered and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)           No Conflicts.  None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, or material contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or the Subject Shares.

(d)           Reliance.  Each Stockholder understands and acknowledges that each of Parent and Sub is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

Section 3.               Disclosure.  Each Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which the Company, in its reasonable discretion, determines to be required by law or necessary in connection with the Merger and any transactions related thereto, such Stockholder’s identity and ownership of the Company Common Stock and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

Section 4.               Certain Prohibited Transfers.  Prior to the termination of this Agreement, each Stockholder agrees, subject to such Stockholder’s right to sell the Subject Shares in bona fide transactions, not to, directly or indirectly:

(i)            grant any proxy, grant any power of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares in violation of this Agreement; or

(ii)           take any other action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement.

Section 5.               Voting of the Company Common Stock.  Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder will appear at the meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) all of the Subject Shares:

(i)            in favor of the adoption of the Merger Agreement and the approval of the Merger, the Asset Purchase and the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and

(ii)           except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following (other than the Merger, the Asset Purchase and the transactions contemplated by this Agreement and the Merger Agreement):  (A) any Acquisition Proposal and (B) any action or agreement that would, to the knowledge of such Stockholder, result in a breach in any material respect of any covenant, representation or warranty or any obligation or agreement of the Company under the Merger Agreement or this Agreement.

Section 6.               Irrevocable Proxy.

(a)           Each Stockholder hereby irrevocably grants to, and appoints, Shelley Isenberg and Kirk Isaacson, or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted the Subject Shares at any meeting of the stockholders of the Company or at any adjournment or postponement thereof:

(i)            in favor of the adoption of the Merger Agreement and the approval of the Merger, the Asset Purchase and the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; and

(ii)           except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following (other than the Merger, the Asset Purchase and the transactions contemplated by this Agreement and the Merger Agreement):  (A) any Acquisition Proposal and (B) any action or agreement that would, to the knowledge of such Stockholder, result in a breach in any material respect of any covenant, representation or warranty or any obligation or agreement of the Company under the Merger Agreement or this Agreement.

(b)           Each Stockholder represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that such proxies either have been or are hereby revoked.

(c)           Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement.   Except as to a termination of this Agreement in accordance with Section 8 (whereupon this irrevocable proxy shall be automatically revoked), each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except as by amendment or modification in accordance with Section 9(c) hereof.  Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.  The power and authority hereby conferred shall not be terminated by any act of such Stockholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his representatives, executors, successors and/or assigns.  If after the execution of this Agreement a Stockholder shall cease to have appropriate power or authority, or if any other such event or events shall occur, Parent is nevertheless authorized and directed to vote the Subject Shares in accordance with the terms of this Agreement as if such lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

Section 7.               Fiduciary Duties.  Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of his or her respective Subject Shares, and nothing herein shall prohibit, prevent or preclude such individual Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company.

Section 8.               Termination.  This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement in accordance with its terms, (b) the written agreement of the parties hereto to terminate this Agreement, or (c) the Effective Time of the Merger.

Section 9.               Miscellaneous.

(a)           Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(b)           Successors and Assigns.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

(c)           Amendment and Modification.  This Agreement may not be amended, altered, supplemented or otherwise modified or terminated (other than a termination under Section 8(a) or Section 8(c) of this Agreement) except upon the execution and delivery of a written agreement executed by the parties hereto.

(d)           Notices.  All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Parent, to:

SSA Global Technologies, Inc.
500 West Madison
Chicago, Illinois 60661
Attn: General Counsel
Fax: (312) 593-5955

with a copy to:

Schulte Roth & Zabel
919 Third Avenue
New York, New York 10022
Attn: Robert B. Loper, Esq./Richard A. Presutti, Esq.
Tel: (212) 756-2138/(212) 756-2063
Fax: (212) 593-5955

If to the Company, to:

E.piphany, Inc.
475 Concar Drive
San Mateo, California 94402
Attn: Karen Richardson

Fax: (650) 578-7403

with a copy to:

E.piphany, Inc.
475 Concar Drive
San Mateo, California 94402
Attn: Andrew Sherman
Fax: (650) 240-1734

with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304
Attn:	Aaron J. Alter
N. Anthony Jeffries
Fax: (650) 493-6811

If to Stockholder, to the address set forth opposite such Stockholder’s name on Schedule 1.

Any Party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, facsimile or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended.  Any Party may change the address to which notices and other communications hereunder are to be delivered by giving the other Parties to this Agreement notice in the manner herein set forth.

(e)           Severability.  Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(f)            Specific Performance.  The Parties acknowledge that money damages would not be an adequate remedy at Law if any party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each Party, in addition to any other remedy to which it may be entitled at Law or in equity shall be entitled to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at Law.  No remedy shall be exclusive of any other remedy.  All available remedies shall be cumulative.

(g)           No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at Law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(h)           No Third Party Beneficiaries.  This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(i)            Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to its choice of law rules).

(j)            Descriptive Heading.  The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(k)           Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(l)            Further Assurances.  From time to time, at any other party’s request and without further consideration (but without any obligation to incur any expense), each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(m)          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, Parent and each Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

SSA GLOBAL TECHNOLOGIES, INC.

By:
Name: Kirk Isaacson
Title: President

STOCKHOLDERS:

Karen Richardson

Phillip Fernandez

Andrew Sherman

Ashok Santhanam

Kevin Yeaman

Roger Siboni

Fred Anderson

Mohan Gyani

Robert Joss

Douglas Mackenzie

SCHEDULE 1

Stockholder	Owned Common Stock	Options	Stock Units(1)
Karen Richardson	413,908	1,654,432	N/A
Phillip Fernandez	72,082	1,245,499	N/A
Andrew Sherman	48,186	214,406	N/A
Ashok Santhanam	0	325,000	N/A
Kevin Yeaman	88,878	728,124	N/A
Roger Siboni	1,161,812	220,000	N/A
Fred Anderson	0	60,000	N/A
Mohan Gyani	0	60,000	N/A
Robert Joss	15,000	181,250	10,769
Douglas Mackenzie	226,259	87,500	16,928

(1) Each stock unit reflects the right to receive one share of Company Common Stock pursuant to the Company’s Nonemployee Director Deferred Compensation Plan.